CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

I consent to the use in this Registration Statement No. 333-180166 on Form S-1 of our report dated February 18, 2013, on the Financial Statement of MA Capital Management, LLC, for the year ended December 31, 2012 appearing in the Prospectus and Disclosure Document, which is part of this Registration Statement. I also consent to the reference to me under the heading “Experts” in such Prospectus and Disclosure Document.

/s/ MARK ESCOFFREY, P.A.

Palm Beach Gardens, Florida
September 6, 2013